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                                                                   EXHIBIT 32.1


           CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,

                       AS ADOPTED PURSUANT TO SECTION 906

                        OF THE SARBANES-OXLEY ACT OF 2002


         I, Thomas C. Dearmin, Chief Executive and Chief Financial Officer of Ionatron, Inc. (the "Company"), does hereby certify with respect to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (the "Report") that:

                  (i)      the Report fully  complies with the  requirements  of
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (ii)     the  information   contained  in  the  Report  fairly
                           presents, in all material respects, the financial condition and results of operation of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of Ionatron, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Ionatron, Inc. and will be retained by Ionatron, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                /s/ Thomas C. Dearmin
                                                -------------------------------
                                                Thomas C. Dearmin
                                                Chief Executive Officer and
                                                Chief Executive Officer


May 17, 2004